As filed with the Securities and Exchange Commission on July 3, 1997
                                               Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         WESTERN MICRO TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             California                                  94-2414428
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
    incorporation or organization)


       254 E. Hacienda Avenue
        Campbell, California                              95008
(Address of Principal Executive Offices)               (Zip Code)



     WESTERN MICRO TECHNOLOGY, INC. 1994 STOCK OPTION PLAN (700,000 Shares)


    NONSTATUTORY STOCK OPTION AGREEMENT FOR OUTSIDE DIRECTORS (10,000 Shares)


                     EMPLOYMENT AGREEMENTS (140,000 Shares)

                            (Full title of the plan)


                 JAMES W. DORST                              Copy to:
             Chief Financial Officer                KATHARINE A. MARTIN, ESQ.
         Western Micro Technology, Inc.           Pillsbury Madison & Sutro LLP
             254 E. Hacienda Avenue                    2700 Sand Hill Road
           Campbell, California 95008                  Menlo Park, CA 94025
                 (408) 379-0177                           (415) 233-4500
 (Name, address and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee
====================================================================================================================================
    Title of securities       Amount to be         Proposed maximum              Proposed maximum              Amount of
     to be registered         registered(1)   offering price per share(2)   aggregate offering price(1)   registration fee(3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
without par value..........     850,000                $11.00                         $9,350,000                 $2,833.34
====================================================================================================================================

(1)        Calculated pursuant to General Instruction E of Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on June 27, 1997.
(3)        The Registration Fee has been calculated pursuant to Rule 457(h).

          Explanatory Note: This Registration Statement on Form S-8 relates to the registration of 140,000 shares of the Company's Common Stock to be issued from time to time to officers, consultants and advisors for the Company. None of the shares will be issued to any consultants and/or advisors who are broker/dealers, investment bankers or financial public relations firms or who are associated, either directly or indirectly, in any transactions relating to capital raising. -----------------

           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*
------   ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
------   -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference.
------   -----------------------------------------------

         The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

               (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (ii) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; and

               (iii) The information with regard to the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10, filed with the Commission pursuant to section 12 of the Securities Exchange Act of 1934, including any subsequent amendment or report filed for the purpose of updating such information.

         In addition, all documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------   -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------   --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.
------   -----------------------------------------

         Sections 204 and 317 of the General Corporation Law of the State of California (the "General Law") empower a corporation to indemnify its directors, officers, employees and agents (collectively "Agents") under certain circumstances. Article Sixth of the Registrant's Certificate of Amendment of Articles of Incorporation, as amended, authorizes the Registrant to indemnify its Agents in excess of the indemnification otherwise permitted by Section 317 of the General Law, subject to applicable limits set forth in Section 204 of the General Law with respect to actions for breach of duty to the Registrant and its shareholders. Article IX of the Registrant's Bylaws provides for mandatory indemnification of each director of the Registrant, except as prohibited by law.

         The Registrant has also entered into agreements with its directors and certain officers to provide indemnity to such persons against certain liabilities and expenses by reason of their being or having been directors or officers to the maximum extent permitted by applicable laws.

         The directors and officers of the Registrant have a policy of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of their being or having been directors or officers.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
------   --------

         See Index to Exhibits on page 8.

Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on June 30, 1997.

                                     WESTERN MICRO TECHNOLOGY, INC.



                                      By       /s/ P. SCOTT MUNRO
                                         --------------------------------------
                                                 P. Scott Munro
                                                   President,
                                            Chief Executive Officer,
                                             Secretary and Director



                                      By       /s/ JAMES W. DORST
                                         --------------------------------------
                                                 James W. Dorst
                                             Chief Financial Officer
                                            (Principal Financial and
                                               Accounting Officer)

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P. Scott Munro and James W. Dorst, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                       Title                       Date
         ---------                       -----                       ----


    /s/ P. SCOTT MUNRO    President, Chief Executive Officer     June 30, 1997
-------------------------  Secretary and Director (Principal
      P. Scott Munro              Executive Officer)


    /s/ JAMES W. DORST    Chief Financial Officer (Principal     June 30, 1997
-------------------------  Financial and Accounting Officer)
      James W. Dorst


  /s/ JAMES J. HEFFERNAN               Director                  June 30, 1997
-------------------------
    James J. Heffernan


   /s/ JEROME A. MARTIN                Director                  June 30, 1997
-------------------------
     Jerome A. Martin


  /s/ K. WILLIAM SICKLER               Director                  June 30, 1997
-------------------------
    K. William Sickler


    /s/ J. LARRY SMART                 Director                  June 30, 1997
-------------------------
      J. Larry Smart


  /s/ WILLIAM H. WELLING               Director                  June 30, 1997
-------------------------
    William H. Welling

                                INDEX TO EXHIBITS
                                -----------------
Exhibit
Number     Exhibit
-------    -------

  5.1      Opinion regarding legality of securities to be offered.

 10.1 The 1994 Stock Option Plan of Western Micro Technology, Inc., as amended and restated on May 18, 1997, filed as Exhibit A to the Company's Definitive Proxy Statement as filed with the Commission on June 27, 1997, is hereby incorporated by reference.

 10.2      Employment Agreement (with Exhibit) between the Company and Michael
           R. Duhaime dated November 29, 1996.

 10.3 Employment Agreement (with Exhibit) between the Company and Alan M. Bynder dated November 29, 1996.

 10.4 Nonstatutory Stock Option Agreement for Outside Directors between the Company and William H. Welling dated January 18, 1996.

 10.5 Nonstatutory Stock Option Agreement for Outside Directors between the Company and K. William Sickler dated January 18, 1996.

 23.1      Consent of Coopers & Lybrand LLP.

 23.2      Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

 24.1      Power of Attorney (see page 7 of this Form S-8).